Exhibit 32.1

SECTION 906 CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

OF UPAY, INC.

In connection with the accompanying Annual Report on Form 10-K/A of UPAY, Inc. for the year ended February 29, 2020, the undersigned, Wouter A. Fouche, Principal Executive Officer/Chief Executive Officer of UPAY, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Annual Report on Form 10-K and on Form 10-K/A for the year ended February 29, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Annual Report on Form 10-K and Form 10-K/A for the year ended February 29, 2020 fairly presents, in all material respects, the financial condition and results of operations of UPAY, Inc.

Date: July 13, 2020

/s/ Wouter A. Fouche
Wouter A. Fouche
(Principal Executive Officer & Chief Executive Officer)